Exhibit 32(a)

Certification by the Chief Executive Officer Relating to
the Annual Report Containing Financial Statements

I, William R. Johnson, Chairman, President and Chief Executive Officer, of H. J. Heinz Company, a Pennsylvania corporation (the “Company”), hereby certify that, to my knowledge:

1. The Company’s annual report on Form 10-K for the fiscal year ended April 29, 2009 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 17, 2009

By:	/s/ William R. Johnson
Name: William R. Johnson

Title:	Chairman, President and
Chief Executive Officer